UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Advanced Environmental Recycling Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.
914 N. Jefferson Street

Springdale, Arkansas 72764
(479) 756-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, June 28, 2016

To our Stockholders:

The annual meeting of stockholders of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the Company, AERT, we, or us), will be held at the Company’s corporate offices at 914 N. Jefferson St., Springdale, Arkansas 72764, at 10:00 a.m., local time, Tuesday, June 28, 2016, to consider and act upon the following matters, all as more fully described in the accompanying proxy statement, which is incorporated herein by this reference:

  To elect three members to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified
  To ratify the appointment of HoganTaylor LLP as independent public accountants of the company for the year ending December 31, 2016.
  To transact such other business and to consider and take action upon any and all matters that may properly come before the annual meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 29, 2016, as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.

These proxy materials and our annual report to stockholders will be furnished to our stockholders on the Internet. This means that most stockholders will not receive paper copies of our proxy materials and annual report. We will instead send stockholders a notice regarding the availability of proxy materials with instructions for accessing the proxy materials and annual report on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting. Shareholders wishing to receive physical copies of our proxy materials and annual report may send a written request to our investor relations department, 914 N. Jefferson St., Springdale, AR 72764, by registered, certified or express mail, or by calling our investor relations department at (479) 203-5084.

By order of the Board of Directors

/s/Bobby J. Sheth

Secretary

May 19, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 28, 2016: The Company’s Proxy Statement for this annual meeting of stockholders and annual report on Form 10-K for the year ended December 31, 2015 are available electronically at http://www.aert.com/investor-relations/sec-filings.aspx

Table of Contents

SOLICITATION AND REVOCABILITY OF PROXIES	1
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	1
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY	3
COROPORATE GOVERNANCE	5
AUDIT COMMITTEE REPORT	9
EXECUTIVE OFFICER COMPENSATION	10
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	14
PROPOSALS FOR SHAREHOLDER CONSIDERATION	15
COST AND METHOD OF PROXY SOLICITATION	18
ADDITIONAL INFORMATION AVAILABLE	18
STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2017	18
OTHER MATTERS	18

ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.
914 N Jefferson Street

Springdale, Arkansas 72764
(479) 756-7400

Annual Meeting of Stockholders

June 28, 2016

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the Company, AERT, we, our, or us), for use at the annual meeting of stockholders (“the Annual Meeting”) to be held at the Company’s corporate offices at 914 N. Jefferson St., Springdale, AR 72764, at 10:00 a.m. local time, Tuesday, June 28, 2016, and at any adjournments or postponements thereof. The notice of meeting and notice regarding the availability of proxy materials with instructions for accessing the proxy materials and annual report on the Internet are being mailed to stockholders on or about May 19, 2016.

A proxy may be revoked by delivering another proxy (either Internet proxy or printed proxy) with a later date, entering a new vote by Internet or telephone, delivering a written notice of revocation to the principal office of the Company, or in person at the meeting at any time prior to the voting thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the close of business on April 29, 2016, there were 89,631,162 shares of Class A common stock, and 20,524.149 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock) issued and outstanding. Each outstanding share of Class A common stock entitles the holder thereof to one vote on matters submitted to the stockholders. Each outstanding share of Series E Preferred Stock entitles the holder to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted based upon an initial conversion amount of $1,000 per share, subject to adjustment for accruing dividends, and an initial conversion price of $0.075 per share, subject to adjustment. Accordingly, as of the date hereof, each such share of Series E Preferred Stock is currently entitled to 13,333 votes.

The holders of record of the Class A common stock and Series E Preferred Stock outstanding on April 29, 2016 will vote together as a single class on all matters submitted to stockholders and such other matters as may properly come before the annual meeting and any adjournments or postponements thereof.

The form of proxy provides a method for stockholders to withhold authority to vote for any one or more nominees (See “Election of Directors” for the method of withholding authority to vote for directors) or for a particular matter. By withholding authority, shares will not be voted either for or against a nominee or a particular matter but will be counted for quorum purposes. Abstentions and brokers’ “non-votes”, if any, are counted for purposes of determining a quorum but will have no effect on the election of directors or other matters intended to be submitted to a vote of the stockholders.

As of April 29, 2016, the Company’s directors and named executive officers beneficially owned approximately 1.4% of the currently outstanding shares of Class A common stock and collectively beneficially owned shares representing approximately 0.3% of the votes entitled to be cast upon matters submitted at the annual meeting. H.I.G. AERT, LLC owned 79.5% of the votes entitled to be cast and 83.9% of the shares as a beneficial owner and may be in a position to control the Company.

1

The following table sets forth, as of April 29, 2016, certain information with regard to the beneficial ownership of the Company’s capital stock by each beneficial owner of 5% or more of the outstanding stock, by each named executive officer and director of the Company, and by all directors and named officers as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Advanced Environmental Recycling Technologies, Inc., 914 N. Jefferson St., Springdale, AR 72764.

Title of		Amount and Nature of		Percent
Class (1)	Name of Beneficial Owner	Beneficial Ownership		of Class

Principal Stockholders

Class A	H.I.G. AERT, LLC	384,723,906	(1,2,3)	83.8%
Series E	H.I.G. AERT, LLC	20,524.149	(1,3)	100.0%

Named Executive Officers

Class A	Timothy D. Morrison	700,000	(4)	*
Class A	J.R. Brian Hanna	500,000	(4)	*
Class A	Randall D. Gottlieb	-		*
Class A	Alford E. Drinkwater	100,000		*
Class A	Brent D. Gwatney	60,000		*

Non-Management Directors

Class A	Vernon J. Richardson	10,000	(4)	*
Class A	Michael R. Phillips	-		*
Class A	Todd J. Ofenloch	-		*
Class A	Bobby J. Sheth	-		*
Class A	Brian James	-		*

All Directors and Executive Officers as a Group		1,370,000		1.5%

*Less than 1% of outstanding Class A common stock.

(1)	Each share of Series E Preferred Stock is, by its terms, convertible into 13,333 shares of Class A common stock, subject to adjustment pursuant to the terms of the Certificate of Designations, Preferences and Rights (the “Series E Certificate of Designations”) of the Series E Preferred Stock.

(2)	Beneficial ownership of shares was determined in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Class A common stock beneficial ownership was calculated by dividing the beneficial ownership of each stockholder by the sum of the total of 89,631,162 shares of Class A common stock outstanding at April 29, 2016, plus, in the case of each such stockholder, any shares issuable to such stockholder upon the exercise or conversion of any derivative securities that are currently exercisable or become exercisable within 60 days of April 29, 2016.

(3)	Based on information contained in Schedule 13D/A filed on April 1, 2016 with the Securities and Exchange Commission, H.I.G. AERT, LLC has sole voting and dispositive power over 384,723,906 shares and no shared voting or dispositive power with respect to any shares. The Schedule 13D/A filed by such holder further provides that beneficial ownership of the reported securities is shared with H.I.G. Capital Partners IV, L.P., Bayside Opportunity Fund, L.P., H.I.G. Advisors IV, LLC, Bayside Opportunity Advisors, LLC, H.I.G.-GPII, Inc., Sami W. Mnaymneh and Anthony A. Tamer. Each such party expressly disclaims beneficial ownership, except to the extent of its pecuniary interest in the shares of Class A common stock.

2

The reported shares include 15,289,890 shares of Class A common stock received for exchange of Series D preferred stock at the time of the Recapitalization Transactions, 273,655,320 shares of Class A common stock issuable upon conversion of 20,524.149 shares of Series E Preferred Stock. The shares of Series E Preferred Stock are convertible into shares of Class A common stock at H.I.G. AERT’s election and for no additional consideration provided. The total also includes 95,778,696 shares of Class A common stock issuable upon conversion of $7,460,478 dividends accrued on Series E Preferred Stock. H.I.G. AERT, LLC’s address is c/o H.I.G. Capital, LLC, 1450 Brickell Avenue, 31st Floor, Miami, FL 33131, Attention: Richard H. Siegel, Esq.

(4)	Includes shares issued pursuant to 2011 restricted stock awards.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The directors, nominees for director and executive officers of the Company are as follows:

Name	Age	Position	Director Since
Timothy D. Morrison	57	Chief Executive Officer and Chairman	2009
J. R. Brian Hanna	63	Chief Financial Officer	N/A
Randall D. Gottlieb	42	President and Director	2015
Brent D. Gwatney	53	Senior Vice-President – Sales and Marketing	N/A
Alford E. Drinkwater	64	Senior Vice-President – Dev & Gov'tl Affairs	N/A
Vernon J. Richardson	49	Director	2010
Michael R. Phillips	41	Director	2011
Todd J. Ofenloch	40	Director	2011
Bobby J. Sheth	38	Director and Secretary	2011
Brian D. James	32	Director	2015

Timothy D. Morrison joined AERT as President in March 2008 and has served as a director since June 2009. On August 8, 2013, by special resolution of the Board of Directors, Mr. Morrison was appointed the Chief Executive Officer for AERT. He was appointed Chairman of the Board July 1, 2015, replacing Joe G. Brooks who resigned on June 30, 2015.

Mr. Morrison has a background in polymer engineering as well as experience in turnaround management. He began his career with Dow Chemical in the hydrocarbons and polyethylene group where he held both operations and business positions. He led the Promix Joint Venture with Dow, Texaco, and Enterprise Products before moving to Harris Chemical in 1992 as an equity partner where he led the turnaround of operations, customer service, information technology (IT), purchasing, and logistics for the leveraged buyout group. In 2000, Mr. Morrison joined Cyctec’s engineered products composite business, managing the composites and adhesives business. He brings experience in successfully servicing the needs and requirements of big box retailers from Valspar, where he served most recently as manager for Valspar’s Texas Division.

Mr. Morrison’s qualifications to serve on the Board include the same demonstrated skills that qualify him to serve as Chief Executive Officer of the Company, including his industry and technology experience as a manager in various manufacturing companies and with a chemical engineering background. Mr. Morrison has a B.S. in Chemical Engineering from the University of Alabama, an M.B.A. from the University of Southern California, and training in both Lean Manufacturing and Six Sigma.

J. R. Brian Hanna joined AERT as Chief Financial Officer in November 2008. Mr. Hanna has most recently served as Chief Financial Officer of JT Sports (formerly Brass Eagle Inc.) from December 1, 1997 to October 31, 2008. Mr. Hanna obtained his Chartered Accountant’s designation with Deloitte & Touche in 1982 and later became a Certified Public Accountant. Mr. Hanna’s background includes merger and acquisition integrations, financial system/IT implementations in addition to establishing internal controls, strategic planning, and treasury functions.

3

Randall D. Gottlieb joined AERT in 2013 assuming the role of President. Mr. Gottlieb has a background in general management, sales, and production. Mr. Gottlieb graduated from Miami University in Oxford, Ohio in 1995 with a B.S. in Manufacturing Engineering, cum laude. He received his M.B.A. from Duke University in Durham, North Carolina in 2001.

Mr. Gottlieb began his career in 1995 with Accenture of Chicago, Illinois, where he resolved business and technical issues for a variety of industries, including Caterpillar, Inc. for whom he redesigned an order filling process and implemented changes through software design. In 2001, through the North Mississippi Broadband Access Initiative in Tupelo, Mississippi, Mr. Gottlieb created a plan to provide broadband internet access within an underserved 16-county region in north Mississippi. During 2002 and 2003, while at Tefen USA of New York City, Mr. Gottlieb worked with Pfizer, Pharmacia and Schering Plough to increase testing efficiency. Mr. Gottlieb came to AERT from Oldcastle, North America’s largest manufacturer of building products and materials. During his time at Oldcastle, Mr. Gottlieb was General Manager of two production facilities and was later responsible for the sales and marketing effort related to Lowe’s in six product categories.

Brent D. Gwatney joined AERT in October 2007 as the National Sales Manager for MoistureShield® sales. Mr. Gwatney has over twenty-nine years in the building industry, fourteen of which were as a manager of operations and sales in the composite industry. He attended the Carlson School of Management and Strategic Planning at the University of Minnesota. He served on the board of NADRA (North American Deck and Rail Association) from 2012 through 2015. In August 2008, he was promoted to Vice President of MoistureShield® Sales and in 2011 he was promoted to Senior Vice President of Sales and Marketing for AERT.

Alford E. Drinkwater has served as Senior Vice President in various capacities since September 2003, and is currently the Company’s Senior Vice President of Development and Governmental Affairs. Prior to joining the Company in May 2000, Mr. Drinkwater had been the Assistant Director for the Established Industries Division of the Arkansas Department of Economic Development. From September 1986 until July 1988, he owned and operated Town and Country Waste Services, Inc. a waste services company engaging in the development of waste recycling, energy recovery, and disposal systems. From April 1981 until January 1987, Mr. Drinkwater was the Resource Recovery Manager for Metropolitan Trust Company, and was primarily involved in waste-to-energy systems development. From July 1974 until April 1981, Mr. Drinkwater worked for the State of Arkansas as Assistant to the Chief of the Solid Waste Control Division of the Arkansas Department of Pollution Control & Ecology and as the Manager of the Biomass and Resource Recovery Program of the Arkansas Department of Energy.

Dr. Vernon J. Richardson has been the accounting department chair in the Sam M. Walton College of Business at the University of Arkansas since 2007. He received an M.B.A. and undergraduate degrees in accounting from Brigham Young University prior to receiving a Ph.D. in accounting from the University of Illinois at Urbana-Champaign. Dr. Richardson then joined the faculty of the University of Kansas, holding assistant and associate professor positions from 1997 to 2005. He has been a professor in the Sam M. Walton College of Business at the University of Arkansas since 2005 and is currently the S. Robson Walton Endowed Chair in Accounting. Dr. Richardson has served in various positions with the American Accounting Association, and performs expert witness and consulting services. He has served as a director at Reassure America Life Insurance Company. Director qualifications include leadership, research, technology and finance experience as an accounting professor and chair of a university level accounting department.

Michael R. Phillips is a Managing Director with H.I.G. Capital, a private equity firm headquartered in Miami with offices in Atlanta, Boston, Chicago, New York, San Francisco, Hamburg, London, Madrid, Paris, and Rio de Janeiro. Mr. Phillips has many years of experience in investing in and advising middle market companies. Prior to H.I.G. Capital, Mr. Phillips was a management consultant with Bain & Company and an investment banker with Lehman Brothers. He sits on the boards of several portfolio companies of H.I.G. Capital. Mr. Phillips earned his B.S.in Engineering from Princeton University and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Phillips’ experience in investment banking, financial consulting, and risk management gives him a valuable perspective and insight into the issues facing our company today and is applicable to our business needs.

Todd J. Ofenloch is a Managing Director in the Boston office of H.I.G. Capital. Mr. Ofenloch is responsible for evaluating and executing new investment opportunities, as well as working with certain existing portfolio companies. He has many years of experience investing in middle market private equity transactions and has worked on investments in a broad range of industries. Prior to H.I.G. Capital, Mr. Ofenloch was an investment professional at Parthenon Capital Partners and GTCR. He began his career as an investment banker at Lazard Frères, specializing in mergers and acquisitions advisory services. Mr. Ofenloch graduated from the University of Illinois with a B.S. in Accountancy and received an M.B.A. from Columbia Business School. Mr. Ofenloch’s experience with business development, strategic planning, and risk management is applicable to our company needs. His knowledge and expertise in finance and assorted business markets are beneficial on our Board.

4

Bobby J. Sheth is a Principal with H.I.G. Capital. Since joining the firm in 2007, Mr. Sheth has participated in a variety of new deal processes, divestitures, and financings. Mr. Sheth also sits on the boards of several H.I.G. Capital’s portfolio companies. Prior to joining H.I.G. Capital, Mr. Sheth has also worked as a consultant for Alvarez & Marsal and as an Investment Banker for Citigroup. Mr. Sheth earned a Bachelor of Commerce in Finance from the University of Toronto and an M.B.A. from Harvard Business School. He is also a Chartered Financial Analyst. Mr. Sheth’s experience as an investment banker as well as his knowledge in risk management, business development, and strategic planning provides a strong perspective into the needs of our company.

Brian D. James joined H.I.G. Capital, LLC in 2014 and currently serves as a Vice President. Mr. James is responsible for evaluating and executing new investment opportunities, as well as working with certain existing portfolio companies. Prior to H.I.G. Capital, Mr. James was an Associate at CIVC Partners and an Analyst at J.P. Morgan. Mr. James holds an M.B.A. from Northwestern University’s Kellogg School of Management and a Bachelor of Business Administration in Finance from the University of Notre Dame.

On August 13, 2015, Mr. James replaced Jackson S. Craig as director. Mr. Craig chose to step down as a director to pursue other interests.

CORPORATE GOVERNANCE

The number of directors that serve on the Board is currently set at seven. In accordance with the Company’s bylaws, directors are elected for a term of one year and until their successors are duly elected and qualified. Messrs. Morrison, Gottlieb and Richardson were elected at the 2015 annual meeting of stockholders, and Messrs. Phillips, Sheth, Ofenloch and Craig were elected as Series E Directors by H.I.G. AERT in 2015 to serve until the Annual Meeting. On August 13, 2015, Mr. James was appointed to fill the vacancy resulting from the resignation of Mr. Craig.

Officers serve at the discretion of the Board of Directors.

No nominee or current-standing director or officer of the Company has any pending or prior legal involvement that would be material to an evaluation of the ability or integrity of any director.

Independence of Directors

Our common stock is listed on the OTCQB Tier of the OTC Markets Group, Inc. The OTCQB does not have any director independence standards. Therefore, pursuant to the regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended, we have adopted the definition of independent director as described in Rule 5605 of the NASDAQ Listing Standards. Our Board has determined that Dr. Vernon J. Richardson, a current director and nominee for election at the Annual Meeting, qualifies as “independent” under the rules promulgated by the SEC under the Exchange Act and NASDAQ Listing Standards.

Board Leadership

Our Board of Directors’ current leadership structure includes a Chairman of the Board and Audit, Compensation and Governance Committees. The Audit Committee is chaired by an independent director.

Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Considering these factors, the Board determined to have the same individual, Timothy D. Morrison, serve as Chief Executive Officer and Chairman of the Board. The Board does not have or appoint a lead independent director. Combining the roles of Chief Executive Officer and Chairman promotes unified leadership and direction of the Company, allowing for operation effectiveness and efficiencies that ensure the implementation of strategic initiatives and business plans to optimize stockholder value.

5

The Audit Committee provides oversight of management and handling risk. Our Audit Committee oversees the integrity of our consolidated financial statements; the overall effectiveness of our system of internal controls; our policies and procedures for assessing and managing risk; along with compliance, regulatory and legal matters. Members of our Board of Directors receive frequent updates from management regarding all aspects of the enterprise risk management, including our performance versus budget. Our Board of Directors’ leadership structure is consistent with our approach to risk oversight, as the Chief Executive Officer is involved directly with management, and the corporate governance role is enacted by the Board of Directors as a whole.

Stockholder and Interested Parties Communications with the Board

Stockholders and other interested parties may contact any of the Company’s directors, a committee of the Board of Directors, the Board’s independent director, or the Board generally, by writing to them at Advanced Environmental Recycling Technologies, Inc., c/o Corporate Secretary, at the address shown on the cover of this Proxy Statement. In general, any communication delivered to the Corporate Secretary for forwarding to any of the Company’s directors individually, a committee of the Board or the Board’s independent directors will be forwarded in accordance with the stockholder’s or other interested party’s instruction, except that the Corporate Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate materials.

The Company has also implemented a “Corporate Compliance Line” through which the Compensation Committee, the Audit Committee, the Board of Directors, and the corporate compliance officer may be contacted, as appropriate. This service and number is available on our corporate website.

Code of Ethics

The Company has established a Code of Ethics that demonstrates our commitment to conduct our affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics and seeks to identify and mitigate conflicts of interest between our directors, officers and employees, on the one hand, and AERT on the other hand. We intend that the spirit, as well as the letter, of the Code of Ethics be followed by all of our directors, officers, and employees. This is communicated to each new officer and employee and will be communicated to any new director. Any waiver of our Code of Ethics with respect to our executive officers and directors may only be authorized by our Board of Directors. Our Code of Ethics is available under the Corporate Governance section of our website, www.aert.com.

Board Meetings and Certain Committee Reports and Meetings

During the Company’s fiscal year ended December 31, 2015, the Board of Directors held two meetings. Six of the seven Board members attended the January meeting and five of seven attended the July meeting. Jackson Craig did not attend any meetings. Dr. Richardson was able to attend one meeting as he was on sabbatical during 2015. Other than Mr. Craig, no director attended fewer than 75% of the total number of meetings of the Board or any committee on which he served that were held during the period in which he served.

Two of the seven Board members attended the 2015 annual stockholders meeting. The Company encourages, but does not require, directors to attend annual meetings of stockholders. During fiscal 2015, the Company did not hold any executive sessions of the Board of Directors in which only independent members of the Board were present.

The Board has three standing committees: Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The charters of the Audit and Compensation Committees are available on the corporate website at http://www.aert.com. The Corporate Governance and Nominating Committee does not have a charter. The Board may establish other committees as it deems necessary or appropriate from time to time.

6

Audit Committee

The Audit Committee consists of Dr. Richardson and Messrs. Sheth and Oflenloch, with Dr. Richardson serving as the chair. During the year ended December 31, 2015, the Audit Committee med one time. The Board of Directors has determined that Vernon Richardson qualifies as an “audit committee financial expert” as such term is defined in rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002.

The Audit Committee is directly responsible for the engagement of the Company’s independent accountants and is responsible for approving the services performed by the Company’s independent accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. In 2015, the Audit Committee engaged in quarterly discussions with the Company’s auditors concerning their quarterly reviews and annual audit of the Company’s financial statements and with management concerning their preparation of the financial statements.

Compensation Committee

The Compensation Committee consists of Messrs. Phillips, Sheth and Dr. Richardson, with Mr. Phillips serving as the chair. During the year ended December 31, 2015, the Compensation Committee met one time. The Compensation Committee establishes and administers the Company’s compensation plans on behalf of the Board of Directors and makes recommendations to the Board of Directors as to stock options, restricted stock awards or other awards granted thereunder and other compensation matters.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of all members of the Board of Directors and identifies candidates for election to the Board of Directors. The Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand financial statements and having the highest personal integrity and ethics. The Committee also considers such factors as relevant expertise and experience, ability to devote sufficient time to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. The Committee is responsible for recommending candidates for nomination. When considering potential director nominees, the Committee reviews available information regarding each potential candidate including qualifications, experience, skills and integrity as well as race, gender and ethnic diversity. The Committee also considers past performance before nominating any director for re-election. Although we do not have a formal policy regarding diversity, the Committee views its diversity as a priority and seeks diverse representation among members.

The Committee does not have a formal process for identifying and evaluating nominees for director. Instead, it uses its network of contacts to identify potential candidates. The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee will meet to discuss and consider such candidates’ qualifications and then select a nominee by majority vote.

Although the Committee has not established a formal policy for considering nominees recommended by stockholders, the Committee will consider director candidates recommended by stockholders. Because those candidates will receive substantially the same consideration that candidates recommended by members of the Board receive, the Committee is of the view that it is appropriate for the Company to not have a formal policy for considering such candidates at this time. Stockholders wishing to recommend director candidates for consideration by the Board may do so in writing to the corporate secretary by January 19, 2017, which is 120 days in advance of the anniversary of the mailing of proxy materials for the Annual Meeting, giving the recommended nominee’s name, biographical data, and qualifications, accompanied by the written consent of the recommended nominee.

7

Director Compensation

Directors who are also employees of AERT or H.I.G. Capital are not entitled to any additional compensation by virtue of service as a director, except for reimbursement of any specific expenses attributable to such service. The following table shows the compensation paid to the non-employee directors of AERT during 2015:

Name	Fees Earned or Paid in Cash
Joe G. Brooks (1)	$10,866
Vernon J. Richardson	21,000

(1)	Joe G. Brooks served as a non-employee director and Chairman of the Board until his resignation on June 15, 2015.

8

AUDIT COMMITTEE REPORT

The following report of the Audit Committee for fiscal year 2015 does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference therein.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards in the United States of America and to issue a report thereon. The committee’s responsibility is to engage independent public accountants for the Company and to monitor and oversee the Company’s financial reporting process and report its findings to the Board of Directors.

The Audit Committee of the Company is currently composed of three non-employee directors. The Committee fulfills its responsibilities through periodic meetings with management and independent auditors. On March 7, 2016, the Committee reviewed and discussed with management and the independent auditors the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2015. The Audit Committee has also discussed with HoganTaylor LLP matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received written disclosures from HoganTaylor LLP regarding their independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with representatives of HoganTaylor LLP the independence of HoganTaylor LLP.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm, HoganTaylor LLP, is compatible with maintaining auditor independence. HoganTaylor LLP performed tax consulting and preparation services for the Company during 2015. No other non-audit related services were provided by HoganTaylor LLP during 2015.

Submitted by the Audit Committee,

Vernon J. Richardson, Chairperson

Bobby J. Sheth

Todd J. Ofenloch

9

EXECUTIVE OFFICER COMPENSATION

Setting Executive Compensation

The Committee strives to establish and periodically review AERT’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other AERT employees and make recommendations to the Board of Directors regarding:

  Compensation arrangements and incentive goals for executive officers and administration of the compensation plans and recommendations to the Board of Directors with respect thereto;
  The performance of the executive officers and incentive compensation awards and adjustment of compensation arrangements as appropriate based upon performance; and
  Management development and succession plans and activities.

The primary components of our executive compensation programs are: base salary, discretionary awards, and long-term incentive awards.

 Base Salary

Base salaries are generally targeted at the middle of the competitive marketplace (the “median”).

The “market rate” for an executive position is determined through an assessment by our human resources personnel under the guidance and supervision of the Committee. This assessment considers relevant industry salary practices, the position’s complexity, and level of responsibility, its importance to AERT in relation to other executive positions, and the competitiveness of an executive’s total compensation.

Subject to the Committee’s approval, the level of an executive officer’s base pay is determined on the basis of:

  Relevant comparative compensation data; and
  The Chief Executive Officer’s assessment (except with respect to himself) of the executive’s performance, experience, demonstrated leadership, job knowledge, and management skills.

Discretionary Awards

The Committee may, at its discretion, authorize periodic cash awards to executives. Discretionary awards are designed to give the Committee the flexibility to provide incentives that are comparable to those found in the marketplace in which we compete for executive talent. In determining the extent and nature of discretionary awards, the Committee considers our cash flow, net income, progress toward short-term and long-term business objectives, and other competitive compensation programs.

When considering discretionary awards, the Committee identifies the employees who are eligible to participate and computes and certifies the size of the discretionary pool based on financial information supplied by our executive officers. The award made to each eligible participant is based on the opportunity level assigned to the participant and an assessment of his or her performance and the performance of their business unit versus corporate objectives.

Long-Term Incentive Awards

 Long term executive incentives are designed to promote the interests of AERT and its stockholders by attracting and retaining eligible directors, executives and other key employees. The Committee has the authority to determine the participants to whom awards shall be granted.

10

The Committee may issue incentive-based compensation under the Company’s 2012 Stock Incentive Plan (the “Plan”), which was approved by security holders at the Company’s annual shareholders’ meeting on June 27, 2012. Awards may be granted under the Plan in the form of stock options, restricted stock units, performance awards, and other cash- and stock-based awards. No awards have been made under the Plan.

Employment Agreements

On March 12, 2012, the Company entered into employment agreements with former President and current Chief Executive Officer, Timothy D. Morrison and Chief Financial Officer, J. R. Brian Hanna. Both agreements were effective January 1, 2012 and expired on December 31, 2015. Both agreements automatically renewed on the same terms and conditions on January 1, 2016 and will continue to renew for additional one-year periods unless the Company or the Executive gives the other party written notice of its election not to renew the employment period at least 60 days prior to the renewal date. The renewal date of both contracts is January 1, 2017.

The Employment Agreements provide Messrs. Morrison, and Hanna an annual base salary of no less than $260,000 and $220,000 (subject to periodic review and increase), respectively, with an annual bonus potential for each based on performance goals and criteria approved by the Compensation Committee. Messrs. Morrison and Hanna are eligible to participate in the Company’s equity incentive plan which will be subject to customary vesting, buy back, and other provisions as determined by the Compensation Committee.

On August 8, 2013, the Company entered into an employment agreement with Randall D. Gottlieb, President. His current annual salary is $232,000 with annual bonus potential based on performance goals and criteria, approved by the Compensation Committee. The agreement is considered “at-will” and can be terminated by either party at any time.

In addition, each of the foregoing executives is eligible to receive discretionary awards as discussed in “Elements of Compensation – Discretionary Awards” above.

11

Executive Compensation - 2015

For the year ended December 31, 2015, the ratio of chief executive officer compensation to the total salaries and wages paid (excluding the chief executive officer) was approximately 9:1. The average annual remuneration for all employees, excluding the chief executive officer, for the year ended December 31, 2015 was $42,834. The following chart shows a five-year comparison of the aggregate compensation the Company paid its executive officers versus the net income (loss) before preferred dividends and income tax.

12

The following table sets forth the aggregate compensation the Company paid for the two years ended December 31, 2015 and 2014 to the Chief Executive Officer, the Chief Financial Officer, and the President.

Summary Compensation Table

Name and Principal Position	Year		Bonus	All Other Compensation
		Salary			Total
		($)	($)	($)	($)
Timothy D. Morrison	2015	270,000	100,000	-	370,000
Chief Executive Officer	2014	260,000	125,000	2,600	385,000
J. R. Brian Hanna	2015	238,846	70,000	4,224	313,070
Chief Financial Officer	2014	228,846	100,000	2,860	329,106
Randall D. Gottlieb	2015	231,924	80,000	3,938	315,862
President	2014	210,002	30,000	2,077	240,002

Equity Compensation Plan Information

The following table provides information regarding shares outstanding and available as of December 31, 2015 for issuance under our 2012 stock incentive plan. No awards were issued in 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table)
Equity compensation plans approved by security holders	-	N/A	40,000,000
Equity compensation plans not approved by security holders	-	N/A	-
	-	-	40,000,000

401(k) Plan

The Company sponsors the A.E.R.T. 401(k) Plan (the Plan) for the benefit of all eligible employees. The Plan qualifies under Section 401(k) of the Internal Revenue Code thereby allowing eligible employees to make tax-deferred contributions to the Plan. The Plan provides that the Company may elect to make discretionary-matching contributions equal to a percentage of each participant’s voluntary contribution. The Company may also elect to make a profit sharing contribution to the Plan. The Company approved a discretionary match of $92 thousand for the year ended December 31, 2015.

13

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires AERT’s executive officers and directors, and persons who own more than ten-percent of a registered class of the Company’s securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all forms filed pursuant to Section 16(a). Based on a review of the copies of such forms received by it, the Company believes that during the fiscal year ended December 31, 2015; all Section 16(a) filing requirements were met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, the Company may enter into transactions with related parties. In reviewing a transaction or relationship, the Board as a whole, with the interested parties recusing themselves, will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than to an unaffiliated third party under similar circumstances, as well as the extent of the related party’s interest in the transaction.

There have been no transactions between related parties and the Company since January 1, 2015 that require disclosure in this Proxy Statement.

14

PROPOSALS FOR SHAREHOLDER CONSIDERATION

Proposal 1: Election of Directors

Director Nominees. The Company currently has seven directors. Four are Series E Directors and three nominees are standing for election at the Annual Meeting. The three nominees standing for election as directors at the Annual Meeting for director are:

•	Timothy D. Morrison,
•	Randall D. Gottlieb and
•	Vernon J. Richardson.

Biographical information regarding each of the above named nominees is available above in the section titled “Directors and Executive Officers of the Company.”

Series E Directors. The Series E Directors are Michael R. Phillips, Todd J. Ofenloch, Bobby J. Sheth and Brian D. James. Pursuant to the Certificate of Designations of the Series E Preferred Stock, H.I.G. Capital has the exclusive right as holder of all of the issued and outstanding Series E Preferred Stock to elect four of the Company’s seven directors for so long as there remain outstanding shares of Series E Preferred Stock representing at least 20% of the outstanding shares of common stock (on a fully converted basis) and at least one director for as long as any shares of Series E Preferred Stock remain outstanding. All Series E Directors are elected by the affirmative vote of the required holders either at meetings of stockholders at which directors are elected, a special meeting of the holders of the Series E Preferred Stock, or by written consent without a meeting. The current Series E Directors were elected by written consent without a meeting and will not stand for election at the Annual Meeting.

Required Vote. Holders of shares of outstanding Class A and Series E Preferred Stock voting together as a single class are to elect the three members to the Board of Directors. All directors serve for a term of one year and until their successors are duly elected and qualified. Each outstanding share of Class A common stock entitles the holder thereof to one vote with respect to the election of each of the seven director positions to be filled. Each outstanding share of Series E Preferred Stock is entitled to a number of votes equal to the number of common shares into which it is then convertible (currently 13,333 votes per share of Series E Preferred Stock) with respect to the election of each of the director positions to be filled.

The form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. If you withhold authority to vote your shares, such vote will be treated as an abstention and, accordingly, your shares will neither be voted for or against a director but will be counted for quorum purposes.

In the event one or more nominees become unavailable for election, votes will be cast, pursuant to authority granted by the proxy, for such substitute nominees as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve, if elected.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE THREE NOMINEES NAMED ABOVE. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

15

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

Subject to ratification by the stockholders, the Board’s Audit Committee has selected HoganTaylor LLP to be AERT’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016. The Audit Committee may terminate the appointment of HoganTaylor LLP as independent registered public accounting firm without stockholder approval whenever the Audit Committee deems necessary or appropriate.

Representatives of HoganTaylor LLP are expected to attend the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Accounting Fees and Services

The information below sets forth the fees charged by HoganTaylor LLP during 2015 and 2014 for services provided to the Company in the following categories and amounts:

	2015	2014
Audit fees	$149,000	$141,750
Audit-related fees	11,000	10,000
Tax fees	12,000	12,000
All other fees	-	-
	$172,000	$163,750

Audit fees include amounts charged for the audit of the financial statements for the year ended December 31, 2015, along with fees for the review of the financial statements for the quarters ended March 31, June 30, and September 30, 2015. Audit-related fees include the audit of the financial statements of the AERT, Inc. 401(k) Plan. Tax fees were paid for preparation of federal and state tax returns, along with consulting services related to certain tax issues.

Pre-Approval Policy

The engagement of HoganTaylor LLP as the Company’s independent registered public accounting firm was approved in advance by the Audit Committee in accordance with SEC rules and the Audit Committee’s Pre-Approval Policies and Procedures, which provide that all engagements with the independent registered public accounting firm for the provision of audit or audit-related services to the Company must be pre-approved by the Audit Committee or a designated member of the Audit Committee. The Audit Committee’s pre-approval policy also provides that the Company may engage the Company’s independent registered public accounting firm for non-audit services (i) only if such services are not prohibited from being performed by the Company’s independent registered public accounting firm under the Sarbanes-Oxley Act of 2002, Rule 2-01 of Regulation S-X promulgated by the SEC thereunder, or any other applicable law or regulation, and (ii) if such services are tax-related services, such services are one or more of the following tax-related services: tax return preparation and review; advice on income tax, tax accounting, sales/use tax, excise tax and other miscellaneous tax matters; and tax advice and implementation assistance on restructurings, merger and acquisition matters and other tax strategies. The pre-approval policy also provides that any request for approval for the Company’s independent registered public accounting firm to perform a permitted non-audit service must be accompanied by a discussion of the reasons why the Company’s independent registered public accounting firm should be engaged to perform the services instead of an alternative provider. None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

All of HoganTaylor LLP’s fees for 2015 and 2014 were pre-approved by the Audit Committee in accordance with its policy by a formal engagement letter with HoganTaylor LLP.

16

Required Vote

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal. In the event that the Company’s stockholders fail to ratify the appointment of HoganTaylor LLP, the selection of the Company’s independent registered public accounting firm will be submitted to the Company’s Audit Committee for reconsideration.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

17

COST AND METHOD OF PROXY SOLICITATION

The Company will pay the cost of proxy solicitation. In addition to notices sent by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send the necessary materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing.

ADDITIONAL INFORMATION AVAILABLE

Upon the written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2015 annual report on Form 10-K, as filed with the SEC, including the financial statements and schedules. The written request should be sent to investor relations, at the Company’s executive office. The written request must state that, as of April 29, 2016, the person making the request was a beneficial owner of capital stock of the Company.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Investor Relations, 914 N. Jefferson St., Springdale, Arkansas 72764, by registered, certified, or express mail.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2017

If you want to present a proposal for possible inclusion in the Company’s proxy statement for the annual meeting of stockholders in 2017, you may do so by following the procedures described in SEC Rule 14a-8 by sending the proposal to Secretary of the Company, 914 N. Jefferson St., Springdale, Arkansas 72764, by registered, certified, or express mail. Proposals must be received on or before January 19, 2017

This date is determined by the Board and is based on SEC Rule 14a-8, which states proposals for a regularly scheduled annual meeting must be received at the Company’s principal executive offices not less than 120 calendar days before the release date of the previous year’s annual meeting proxy statement.

OTHER MATTERS

The Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Bobby J. Sheth

Secretary

Dated: May 19, 2016

ADVANCED ENVIRO. RECYCLING TECH., INC. 914 N. JEFFERSON STREET SPRINGDALE, AR 72764

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH
AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR
the following:

1. Election of Directors		☐	☐	☐

Nominees

01 Randall D. Gottlieb	02 Timothy D. Morrison	03 Vernon J. Richardson

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2. Ratification of HoganTaylor LLP, independent registered public accountants, as the company's auditors.						☐	☐	☐

NOTE: The undersigned acknowledges receipt of the formal notice of such meeting and the 2015 Annual Report of the Company

For address change/comments, mark here.			☐
(see reverse for instructions)
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

ADVANCED ENVIRO. RECYCLING TECH., INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders
June 28, 2016 10:00 AM

The undersigned hereby appoints Bobby J. Sheth, as a proxy, with full power to appoint his substitute, and hereby authorizes such proxy to represent and vote, as designated on this proxy, all shares of common stock and preferred stock of Advanced Environmental Recycling Technologies, Inc. held of record by the undersigned on the record date April 29, 2016 at the annual meeting of stockholders of the Company to be held in the Corporate Office of AERT on Thursday, June 28, 2016 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 and 2. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on June 28, 2016

Meeting Information
ADVANCED ENVIRO. RECYCLING TECH., INC.	Meeting Type: Annual Meeting
For holders as of: April 29, 2016
	Date: June 28, 201	Time: 10:00 AM CDT
	Location:	Corporate Office
914 N. Jefferson St.
Springdale, Arkansas 72764
ADVANCED ENVIRO. RECYCLING TECH., INC. 14 N. JEFFERSON STREET SPRINGDALE, AR 72764

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—Before You Vote—

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Form 10-K 2. Notice & Proxy Statement
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 14, 2016 to facilitate timely delivery.

—How To Vote—

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote
FOR the following:

1. Election of Directors

Nominees

01 Randall D. Gottlieb	02 Timothy D. Morrison	03 Vernon J. Richardson

The Board of Directors recommends you vote FOR the following proposal:

2. Ratification of HoganTaylor LLP, independent registered public accountants, as the company's auditors.

NOTE: The undersigned acknowledges receipt of the formal notice of such meeting and the 2015 Annual Report of the Company